T. ROWE PRICE RETIREMENT FUNDS, INC.

ARTICLES SUPPLEMENTARY

CLASSIFYING AUTHORIZED STOCK

 T. Rowe Price Retirement Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

 FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, the Board of Directors has duly classified a number of shares of its unissued Common Stock (determined in connection with the SECOND paragraph below) into five (5) new series and classes of Common Stock to be designated the T. Rowe Price Retirement 2060 Fund, T. Rowe Price Retirement 2060 Fund-Advisor Class, T. Rowe Price Retirement 2060 Fund-R Class, T. Rowe Price Target Retirement 2060 Fund, and T. Rowe Price Target Retirement 2060 Fund-Advisor Class.

 SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 15,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the dates indicated in the parentheses following the name of the respective series and classes: (a) T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2040 Fund, T. Rowe Price Retirement Income Fund (July 12, 2002); (b) T. Rowe Price Retirement 2010 Fund-Advisor Class, T. Rowe Price Retirement 2010 Fund-R Class, T. Rowe Price Retirement 2020 Fund-Advisor Class, T. Rowe Price Retirement 2020 Fund-R Class, T. Rowe Price Retirement 2030 Fund-Advisor Class, T. Rowe Price Retirement 2030 Fund-R Class, T. Rowe Price Retirement 2040 Fund-Advisor Class, T. Rowe Price Retirement 2040 Fund-R Class, T. Rowe Price Retirement Income Fund-Advisor Class, T. Rowe Price Retirement Income Fund-R Class (October 22, 2003); (c) T. Rowe Price Retirement 2005 Fund, T. Rowe Price Retirement 2015 Fund, T. Rowe Price Retirement 2025 Fund, T. Rowe Price Retirement 2035 Fund (February 4, 2004); (d) T. Rowe Price Retirement 2045 Fund (March 2, 2005); (e) T. Rowe Price Retirement 2050 Fund, T. Rowe Price Retirement 2050 Fund-Advisor Class, T. Rowe Price Retirement 2050 Fund-R Class, T. Rowe Price Retirement 2055 Fund (October 18, 2006); (f) T. Rowe Price Retirement 2005 Fund-Advisor Class, T. Rowe Price Retirement 2005 Fund-R Class, T. Rowe Price Retirement 2015 Fund-Advisor Class, T. Rowe Price Retirement 2015 Fund-R Class, T. Rowe Price Retirement 2025 Fund-Advisor Class, T. Rowe Price Retirement 2025 Fund-R Class, T. Rowe Price Retirement 2035 Fund-Advisor Class, T. Rowe Price Retirement 2035 Fund-R Class, T. Rowe Price Retirement 2045 Fund-Advisor Class, T. Rowe Price Retirement 2045 Fund-R Class, T. Rowe Price Retirement 2055 Fund-Advisor Class, and T. Rowe Price Retirement 2055 Fund-R Class (April 24, 2007); (g) T. Rowe Price Target Retirement 2005 Fund, T. Rowe Price Target Retirement 2005 Fund-Advisor Class, T. Rowe Price Target Retirement 2010 Fund, T. Rowe Price Target Retirement 2010 Fund-Advisor Class, T. Rowe Price Target Retirement 2015 Fund, T. Rowe Price Target Retirement 2015 Fund-Advisor Class, T. Rowe Price Target Retirement 2020 Fund, T. Rowe Price Target Retirement 2020 Fund-Advisor Class, T. Rowe Price Target Retirement 2025 Fund, T. Rowe Price Target Retirement 2025 Fund-Advisor Class, T. Rowe Price Target Retirement 2030 Fund, T. Rowe Price Target Retirement 2030 Fund-Advisor Class,

T. Rowe Price Target Retirement 2035 Fund, T. Rowe Price Target Retirement 2035 Fund-Advisor Class, T. Rowe Price Target Retirement 2040 Fund, T. Rowe Price Target Retirement 2040 Fund-Advisor Class, T. Rowe Price Target Retirement 2045 Fund, T. Rowe Price Target Retirement 2045 Fund-Advisor Class, T. Rowe Price Target Retirement 2050 Fund, T. Rowe Price Target Retirement 2050 Fund-Advisor Class, T. Rowe Price Target Retirement 2055 Fund and T. Rowe Price Target Retirement 2055 Fund-Advisor Class (April 24, 2013); and (h) T. Rowe Price Retirement 2060 Fund, T. Rowe Price Retirement 2060 Fund-Advisor Class, T. Rowe Price Retirement 2060 Fund-R Class, T. Rowe Price Target Retirement 2060 Fund, and T. Rowe Price Target Retirement 2060 Fund-Advisor Class (_____________, 2014). Each such series and/or class shall consist, until further changed, of the lesser of (x) 15,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series and classes. All shares of each series and/or class have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series and/or class.

 THIRD: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation. These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

 IN WITNESS WHEREOF, T. Rowe Price Retirement Funds, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on _______,2014.

WITNESS:	T. ROWE PRICE RETIREMENT FUNDS, INC.
__________________________ Patricia B. Lippert, Secretary	By:_________________________________ David Oestreicher, Vice President

THE UNDERSIGNED, Vice President of T. Rowe Price Retirement Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

____________________________

David Oestreicher, Vice President

Agmts\ArtSuppRDF and TRF 2060.docx